UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

Equifax Inc.

(Exact Name of Registrant as Specified in Charter)

Georgia	001-06605	54-0401110
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1550 Peachtree Street, N.W.
Atlanta, Georgia	30309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 885-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230-405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2017, the board of directors of Equifax Inc. (the “Company”) entered into an arrangement with the Company’s newly appointed interim Chief Executive Officer, Paulino do Rego Barros, Jr. with respect to his compensation in connection with his new role. During the period of time Mr. Barros serves as interim Chief Executive Officer, Mr. Barros will receive a monthly cash payment of $25,000 in addition to his current $470,000 annual base salary, with such payment to continue for a minimum of six months regardless of his time in the position. Mr. Barros will continue in the Company’s annual cash incentive plan consistent with the program for other senior executives with a target bonus of 60% of his base salary plus the additional monthly cash payments and a maximum bonus of 120% of base salary plus the additional monthly cash payments, based upon attainment against performance goals established annually by the compensation committee of the board of directors. Mr. Barros will also be eligible for an additional $500,000 cash incentive opportunity based upon achievement of certain goals unique to his role as interim Chief Executive Officer, which will be specified by the Company’s board of directors. He will receive a one-time appointment grant of $1.5 million in restricted stock units (“RSUs”) vesting three years from the grant date, subject to the terms and conditions of the award, with the number of RSUs granted to be determined by dividing the dollar value of the award by the closing price of the Company’s stock on the grant date, which will be the first trading day of the Company’s next open trading window for senior executives. The award will not be subject to early vesting upon retirement or otherwise unless Mr. Barros completes his role as interim Chief Executive Officer as determined by the board of directors. Mr. Barros will continue to be eligible for a long-term equity incentive award as part of the Company’s annual long-term incentive program generally consistent with the other named executive officers.

Item 8.01. Other Events.

On October 2, 2017, the Company issued a press release providing an update on the cybersecurity incident previously disclosed on September 7, 2017, including announcement that the cybersecurity firm has concluded its forensic investigation of the incident. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated October 2, 2017.

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description

99.1	Press Release dated October 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equifax Inc.

By:	/s/ John J. Kelley III
Name:	John J. Kelley III
Title:	Corporate Vice President, Chief Legal Officer and Corporate Secretary

Date: October 2, 2017